EXHIBIT (D)(4)

                                                                 CONFORMED COPY


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                       GUARANTEE AND COLLATERAL AGREEMENT


                                    made by



                                  CDNOW, INC.


                        and certain of its Subsidiaries


                                  in favor of


                               BERTELSMANN, INC.
                               as Security Agent



                           Dated as of 19 July, 2000


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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                            SECTION 1. DEFINED TERMS

1.1      Definitions.........................................................1
1.2      Other Definitional Provisions.......................................5

                              SECTION 2. GUARANTEE

2.1      Guarantee...........................................................5
2.2      Right of Contribution...............................................6
2.3      No  Subrogation.....................................................6
2.4      Amendments, etc. with Respect to the Borrower Obligations.  ........6
2.5      Guarantee Absolute and Unconditional.  .............................7
2.6      Reinstatement.......................................................8
2.7      Payments............................................................8

                     SECTION 3. GRANT OF SECURITY INTEREST


                   SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1      Representations in Credit Agreement.................................9
4.2      Perfected First Priority Liens......................................9
4.3      Chief Executive Office..............................................9
4.4      Inventory and Equipment.............................................9
4.5      Pledged Securities.................................................10
4.6      Receivables........................................................10
4.7      Contracts..........................................................10
4.8      Intellectual Property..............................................10

                              SECTION 5. COVENANTS

5.1      Covenants in Credit Agreement.  ...................................10
5.2      Delivery of Instruments and Chattel Paper.  .......................11
5.3      Payment of Obligations.  ..........................................11
5.4      Maintenance of Perfected Security Interest; Further Documentation. 11
5.5      Changes in Locations, Name, etc.  .................................11


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5.6      Notices............................................................12
5.7      Pledges Securities.................................................12
5.8      Intellectual Property..............................................13

                         SECTION 6. REMEDIAL PROVISIONS

6.1      Certain Matters Relating to Receivables............................13
6.2      Communications with Obligors; Grantors Remain Liable...............14
6.3      Pledged Stock......................................................15
6.4      Proceeds to be Turned Over to Security Agent.......................15
6.5      Application of Proceeds............................................16
6.6      Code and Other Remedies............................................16
6.7      Registration Rights................................................17
6.8      Waiver; Deficiency.................................................17

                         SECTION 7. THE SECURITY AGENT

7.1      Appointment........................................................18
7.2      Delegation of Duties...............................................18
7.3      Exculpatory Provisions.............................................18
7.4      Reliance by Security Agent.........................................18
7.5      Notice of Default..................................................19
7.6      Non-Reliance on Security Agent.....................................19
7.7      Indemnification....................................................20
7.8      Security Agent in Its Individual Capacity..........................20
7.9      Security Agent's Appointment as Attorney-in-Fact, etc. ............20
7.10     Duty of Security Agent.............................................22
7.11     Execution of Financing Statements..................................22
7.12     Authority of Security Agent........................................23

                            SECTION 8. MISCELLANEOUS

8.1      Amendments in Writing..............................................23
8.2      Notices............................................................23
8.3      No Waiver by Course of Conduct; Cumulative Remedies................23
8.4      Enforcement Expenses; Indemnification..............................24
8.5      Successors and Assigns.............................................24
8.6      Set-Off............................................................24
8.7      Counterparts.......................................................25
8.8      Severability.......................................................25
8.9      Section Headings...................................................25
8.10     Integration........................................................25


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8.11     GOVERNING LAW......................................................25
8.12     Submission To Jurisdiction; Waivers................................25
8.13     Acknowledgments....................................................26
8.14     WAIVER OF JURY TRIAL...............................................26
8.15     Additional Grantors................................................26
8.16     Releases...........................................................26


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                       GUARANTEE AND COLLATERAL AGREEMENT


     GUARANTEE AND COLLATERAL AGREEMENT, dated as of 19 July, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Bertelsmann, Inc., as Security Agent (in such capacity, the "Security Agent") for Bertelsmann, Inc. (the "Lender") under the Convertible Loan Agreement, dated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDnow, Inc. (the "Borrower") and the Lender.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lender to make its extension of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Security Agent for the ratable benefit of the Lender;

     NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make its extension of credit to the Borrower thereunder, each Grantor hereby agrees with the Security Agent, for the ratable benefit of the Lender, as follows:

                                   SECTION 1.

                                 DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit


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Agreement, and the following terms which are defined in the Uniform Commercial
Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

     (b) The following terms shall have the following meanings:

     "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Security Agent or the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Security Agent or to the Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

     "Collateral": as defined in Section 3.

     "Collateral Account": any collateral account established by the Security Agent as provided in Section 6.1 or 6.4.

     "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

     "General Intangibles": all "general intangibles" as such term is defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor


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is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

     "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Security Agent or to the Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

     "Guarantors": the collective reference to each Grantor other than the Borrower.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note": any promissory note evidencing loans made by any Grantor to any Grantor or any of their Subsidiaries.

     "Issuers": the collective reference to each issuer of a Pledged Security.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.


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     "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

     "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

     "Pledged Securities": the collective reference to the Pledged Notes and the Pledge Stock.

     "Pledged Stock": the Equity Securities listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

     "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and without limitation, any Account).

     "Securities Act": the Securities Act of 1933, as amended.

     "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or


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agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in
Schedule 6, and (ii) the right to obtain all renewals thereof.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                   SECTION 2.

                                   GUARANTEE

     2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Security Agent, for the ratable benefit of the Lender and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Security Agent or the Lender hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Loan Commitment shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Security Agent or the Lender


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from the Borrower, any of the Guarantors, any other guarantor or any other
Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower obligations are paid in full and the Loan Commitment is terminated.

     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Security Agent and the Lender, and each Guarantor shall remain liable to the Security Agent and the Lender for the full amount guaranteed by such Guarantor hereunder.

     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Security Agent or the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Security Agent or the Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Security Agent or the Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Security Agent and the Lender by the Borrower on account of the Borrower obligations are paid in full and the Loan Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Security Agent and the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Security Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Security Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Security Agent may determine.

     2.4 Amendments, etc. with Respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Security Agent or the Lender may be rescinded by the Security Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Security Agent or the Lender,


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and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Security Agent (or the Lender, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Security Agent or the Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Security Agent nor the Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Security Agent or the Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Security Agent and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Security Agent or the Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Security Agent or the Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Security Agent or the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower obligations or any right of offset with respect thereto, and any failure by the Security Agent or the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation this Section 2; the Borrower Obligations, and any of them, or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Security Agent or the


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Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Security Agent or the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Security Agent without set-off or counterclaim in the lawful money of the United States of America at the office of the Security Agent set forth in Schedule 1.

                                   SECTION 3.

                           GRANT OF SECURITY INTEREST

     Each Grantor hereby assigns and transfers to the Security Agent, and hereby grants to the Security Agent, for the ratable benefit of the Lender, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Documents;

     (d) all Equipment;

     (e) all General Intangibles;

     (f) all Instruments;

     (g) all Intellectual Property;

     (h) all Inventory;

     (i) all Pledged Securities and other Investment Property;


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     (j) all books and records pertaining to the Collateral; and

     (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                                  SECTION 4.

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into the Credit Agreement and to induce the Lender to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Security Agent and the Lender that:

     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Security Agent and the Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

     4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Security Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Security Agent, for the ratable benefit of the Lender, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

     4.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

     4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

     4.5 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Securities of each Issuer owned by such Grantor.


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     (b) Except as set forth on Schedule 2, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     4.6 Receivables. No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Security Agent.

     4.7 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

     (b) No material amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Security Agent.

     4.8 Intellectual Property. Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                                   SECTION 5.

                                   COVENANTS

     Each Grantor covenants and agrees with the Security Agent and the Lender that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Loan Commitment shall have terminated:

     5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

     5.2 Delivery of Instruments and Chattel Paper. If any material amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Security Agent, duly indorsed in a manner satisfactory to the Security Agent, to be held as Collateral pursuant to this Agreement.

     5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section
4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Security Agent and the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Security Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Security Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Security Agent and delivery to the Security Agent of (a) all additional executed financing statements and other documents reasonably requested by the Security Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Security Agent in connection with this Agreement would become misleading.

     5.6 Notices. Such Grantor will advise the Security Agent and the Lender promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.7 Pledge Securities. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Security Agent and the Lender, hold the same in trust for the Security Agent and the Lender and deliver the same forthwith to the Security Agent in the exact form received, duly indorsed by such Grantor to the Security Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Security Agent so requests, signature guaranteed, to be held by the Security Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Security Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Security Agent, be delivered to the Security Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Security Agent, hold such money or property in trust for the Lender, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Security Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Security Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Security Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Pledged Securities

     5.8 Intellectual Property. (a) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Security Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Security Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Security Agent may request to evidence the Security Agent's and the Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (b) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                                   SECTION 6.

                              REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) The Security Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Security Agent's reasonable direction and control, and the Security Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Security Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Security Agent if required, in a Collateral Account maintained under the sole dominion and control of the Security Agent, subject to withdrawal by the Security Agent for the account of the Lender only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Security Agent and the Lender, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (b) At the Security Agent's request, each Grantor shall deliver to the Security Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable. (a) The Security Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Security Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

     (b) Upon the request of the Security Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Security Agent for the ratable benefit of the Lender and that payments in respect thereof shall be made directly to the Security Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Security Agent nor the Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Security Agent or the Lender of any payment relating thereto, nor shall the Security Agent or the Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Security Agent shall have given notice to the relevant Grantor of the Security Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Security Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

     (b) If an Event of Default shall occur and be continuing and the Security Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Security Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Security Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Security Agent or its nominee, and the Security Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Security Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Security Agent may determine), all without liability except to account for property actually received by it, but the Security Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Security Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Security Agent.

     6.4 Proceeds to be Turned Over to Security Agent. In addition to the rights of the Security Agent and the Lender specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Security Agent and the Lender, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Security Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Security Agent, if required). All Proceeds received by the Security Agent hereunder shall be held by the Security Agent in a collateral Account maintained under its sole dominion and control. All Proceeds while held by the Security Agent in a Collateral Account (or by such Grantor in trust for the Security Agent and the Lender) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Security Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Security Agent's election, the Security Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations as follows:

     First, to the extent not theretofore paid by or on behalf of any Loan Party, to pay all fees, costs, expenses of the Security Agent and the Lender incurred in connection with the performance of their duties hereunder or under the Loan Documents, as the case may be, including attorneys' fees and expenses and any other amounts payable to the Security Agent and the Lender hereunder or under any of the Loan Documents in respect of any indemnities;

     Second, to the Lender pro rata in accordance with the aggregate amount of Interest owed to such Lender;

     Third, to the Lender pro rata in accordance with the aggregate amount of all other obligations held by such Lender;

     Fourth, the balance, if any, to the Grantor or such other person or persons as are entitled thereto.

Any balance of such Proceeds remaining after the obligations shall have been paid in full and the Loan Commitment shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Security Agent, on behalf of the Lender, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Security Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Security Agent or the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent or the Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Security Agent's request, to assemble the Collateral and make it available to the Security Agent at places which the Security Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Security Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Security Agent and the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.5, and only after such application and after the payment by the Security Agent of any other amount required by any provision of law, including, without limitation Section 9-504(l)(c) of the New York UCC, need the Security Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Security Agent or the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Registration Rights. Each Grantor recognizes that the Security Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Security Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     6.8 Waiver; Deficiency. To the extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Security Agent or the Lender to collect such deficiency.

                                   SECTION 7.

                               THE SECURITY AGENT

     7.1 Appointment. The Lender hereby irrevocably designates and appoints the Security Agent as the agent of such Lender under this Agreement and the other Loan Documents, and such Lender irrevocably authorizes the Security Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Security Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Security Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Security Agent. The Security Agent shall not take any action to foreclose upon, sell or otherwise realize upon any Collateral unless directed to do so by the Lender acting jointly.

     7.2 Delegation of Duties. The Security Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Security Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     7.3 Exculpatory Provisions. Neither the Security Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its breach of this Agreement or its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lender for any recitals, statements, representations or warranties made by any Grantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Security Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Grantor to perform its obligations hereunder or thereunder. The Security Agent shall not be under any obligation to the Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Grantor.

     7.4 Reliance by Security Agent. The Security Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel

(including, without limitation, counsel to any Grantor),'independent accountants and other experts selected by the Security Agent. The Security Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Security Agent. The Security Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lender as it deems appropriate or it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Security Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lender, acting jointly, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender and all future holders of the Loans.

     7.5 Notice of Default. The Security Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Security Agent has received notice from a Lender or the Borrower referring to the Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Security Agent receives such a notice, the Security Agent shall give notice thereof to the Lender. The Security Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lender, acting jointly.

     7.6 Non-Reliance on Security Agent. The Lender expressly acknowledges that neither the Security Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Security Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Security Agent to the Lender. The Lender represents to the Security Agent that it has, independently and without reliance upon the Security Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors and made its own decision to make its Loans under the Credit Agreement and enter into this Agreement. The Lender also represents that it will, independently and without reliance upon the Security Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Security Agent hereunder, the Security Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Grantor which may come into the possession of the Security Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     7.7 Indemnification. The Lender agrees to indemnify the Security Agent in its capacity as such (to the extent not reimbursed by the Grantor and without limiting the obligation of the Grantor to do so), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Security Agent in any way relating to or arising out of, the Loan Commitment, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Security Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Security Agent's breach of this Agreement, gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

     7.8 Security Agent in Its Individual Capacity. The Security Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Grantor as though the Security Agent were not the Security Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Security Agent shall have the same rights and powers under this Agreement and the other Loan Documents as the Lender and may exercise the same as though it were not the Security Agent, and the terms "Lender" and "Lender" shall include the Security Agent in its individual capacity.

     7.9 Security Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Security Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Security Agent may request to evidence the Security Agent's and the Lender' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct;

          (vi) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

          (vii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

          (viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

          (ix) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

          (x) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Security Agent may deem appropriate;

          (xi) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Security Agent shall in its sole discretion determine; and

          (xii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and do, at the Security Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Security Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Agent's and the Lender' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.9(a) to the contrary notwithstanding, the Security Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.9(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Security Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Security Agent incurred in connection with actions undertaken as provided in this Section 7.9, together with interest thereon at a rate per annum equal to the Interest Rate, from the date of payment by the Security Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Security Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.10 Duty of Security Agent. The Security Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account. Neither the Security Agent, the Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Security Agent and the Lender hereunder are solely to protect the Security Agent's and the Lender's interests in the Collateral and shall not impose any duty upon the Security Agent or the Lender to exercise any such powers. The Security Agent and the Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own breach of Agreement, gross negligence or willful misconduct.

     7.11 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Security Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Security Agent reasonably determines appropriate to perfect the security interests of the Security Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     7.12 Authority of Security Agent. Each Grantor acknowledges that the rights and responsibilities of the Security Agent under this Agreement with respect to any action taken by the Security Agent or the exercise or nonexercise by the Security Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Security Agent and the Lender, be governed by subsections 7.1 to 7.8 hereof and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and the Grantors, the Security Agent shall be conclusively presumed to be acting as agent for the Lender with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                   SECTION 8.

                                 MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Security Agent with the consent of the Lender.

     8.2 Notices. All notices, requests and demands to or upon the Security Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor or the Security Agent shall be addressed to such Guarantor or the Security Agent at its notice address set forth on
Schedule 1; and provided further that a copy of each notice to the Security Agent shall be provided to the Lender at its address for notices set forth in the Credit Agreement.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Security Agent nor the Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Security Agent or the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Agent or the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Lender and the Security Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lender and of counsel to the Security Agent.

     (b) Each Guarantor agrees to pay, and to save the Security Agent and the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Security Agent and the Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.1 of the Credit Agreement.

     (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Security Agent and the Lender and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Security Agent and the Lender. Upon exercise by the Security Agent, in its capacity as a Lender, of its conversion option under the Credit Agreement with respect to all of its Loans, the Security Agent shall be deemed to have assigned its rights and obligations as a Security Agent hereunder to the remaining Lender.

     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Security Agent and the Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Security Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Security Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Security Agent or such Lender hereunder and claims of every nature and description of the Security Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Security Agent or such Lender may elect, whether or not the Security Agent or the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Security Agent and the Lender shall notify such

Grantor promptly of any such set-off and the application made by the Security Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Agent and the Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Agent or such Lender may have.

     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Security Agent and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Security Agent or the Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Security Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgments. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) neither the Security Agent nor the Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Security Agent and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Grantors and the Lender.

     8.14 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE SECURITY AGENT AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     8.15 Additional Grantors. Each Subsidiary of the Borrower is required to become a party to this Agreement pursuant to the Credit Agreement and shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     8.16 Releases. (a) At such time as the Loans and the other Obligations shall have been paid in full, the Loan Commitment has been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Security Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any

Grantor following any such termination, the Security Agent shall deliver to such Grantor any Collateral held by the Security Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Security Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Securities of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Security Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                       CDnow, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary


                                       CDnow Investments, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary


                                       CDnow Trademarks, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary


                                       superSonic Boom, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary


                                       TSI Licensing, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary


                                       CDnow Online, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary

                                       N2K, Inc. as a Grantor


                                       By: /s/ David A. Capozzi
                                          ---------------------------------
                                          Title: Secretary

                                       BERTELSMANN, INC., as Security Agent


                                       By: /s/ Robert Sorrentino
                                          ---------------------------------
                                          Title: President and Chief Executive
                                                   Officer